The UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 18, 2013

Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 328-4650

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Giga-tronics Incorporated (the “Company”) announced that on April 18, 2013, it completed the sale of its product line known as SCPM to Teradyne, Inc. (“Teradyne”), of North Reading, Massachusetts.  The agreement for the sale was announced on March 19, 2013.

The purchase price is $1,000,000.  The Company received 80% or $800,000 in proceeds at the closing; an additional 5% of the purchase price will be paid upon completion of training the Company has agreed to provide to Teradyne; and the balance of 15% of the purchase price will be subject to a holdback until the end of 2013 for contingent liabilities.

On April 18, 2013, the Company issued a press release announcing the closing of this transaction.  A copy of the press release is filed as Exhibit 99.1 with this report.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	GIGA-TRONICS INCORPORATED

	By:	/s/ John R. Regazzi
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company on April 18, 2013.